Exhibit 99.2
KROTZ SPRINGS REFINING BUSINESS
BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash	$5	$13
Accounts receivables	166	70
Inventories	17,750	48,751
Deferred income taxes	40,843	34,209

Total current assets	58,764	83,043

Property, plant and equipment, at cost	185,098	181,319
Accumulated depreciation	(40,381)	(38,474)

Property, plant and equipment, net	144,717	142,845

Deferred charges and other assets, net	4,777	3,264

Total assets	$208,258	$229,152

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$9,973	$9,214
Accrued expenses	824	1,130
Taxes other than income taxes	872	352
Income taxes payable	3,056	3,056

Total current liabilities	14,725	13,752

Deferred income taxes	26,788	28,649

Other long-term liabilities	438	231

Commitments and contingencies

Net parent investment	166,307	186,520

Total liabilities and net parent investment	$208,258	$229,152

See accompanying condensed notes to the financial statements.

KROTZ SPRINGS REFINING BUSINESS
STATEMENTS OF INCOME
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Operating revenues	$632,022	$481,759

Costs and expenses:
Cost of sales	628,099	444,848
Operating expenses	22,938	19,376
General and administrative expenses	905	1,209
Depreciation and amortization expense	2,322	2,531

Total costs and expenses	654,264	467,964

Operating income (loss)	(22,242)	13,795

Other income, net	2	1

Income (loss) before income tax expense (benefit)	(22,240)	13,796
Income tax expense (benefit)	(8,342)	4,701

Net income (loss)	$(13,898)	$9,095

See accompanying condensed notes to the financial statements.

KROTZ SPRINGS REFINING BUSINESS
STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(13,898)	$9,095
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization expense	2,322	2,531
Deferred income tax benefit	(8,342)	(1,673)
Changes in current assets and current liabilities	31,878	14,253
Changes in deferred charges and other, net	54	(25)

Net cash provided by operating activities	12,014	24,181

Cash flows from investing activities:
Capital expenditures	(3,779)	(1,365)
Deferred turnaround and catalyst costs	(1,928)	(851)
Other investing activities, net	—	7

Net cash used in investing activities	(5,707)	(2,209)

Cash flows from financing activities:
Net cash repayments to parent	(6,315)	(21,975)

Net cash used in financing activities	(6,315)	(21,975)

Net decrease in cash	(8)	(3)
Cash at beginning of period	13	11

Cash at end of period	$5	$8

See accompanying condensed notes to the financial statements.

KROTZ SPRINGS REFINING BUSINESS
CONDENSED NOTES TO FINANCIAL STATEMENTS
(in thousands except as noted)
(Unaudited)
1. BUSINESS DESCRIPTION
The Krotz Springs Refining Business (“the Business”) includes the operations of the Krotz Springs Refinery and related assets. The Krotz Springs Refinery is located between Baton Rouge and Lafayette, Louisiana on the Atchafalaya River. The Krotz Springs Refinery was owned by Valero Energy Corporation (Valero) from May 1997 until July 1, 2008, the effective date of its sale as discussed further in Note 7 below. References to Valero or Parent herein may refer to Valero Energy Corporation or one or more of its direct or indirect subsidiaries that are not included in the financial statements of the Business, as the context requires.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
These unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Article 10 of Regulation S-X of the Securities Exchange Act of 1934, as amended. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature unless disclosed otherwise. Financial information for the three months ended March 31, 2008 and 2007 included in these Condensed Notes to Financial Statements is derived from the unaudited financial statements of the Business. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.
The balance sheet as of December 31, 2007 has been derived from the audited financial statements as of that date. For further information, refer to the Business’ financial statements and notes thereto for the year ended December 31, 2007.
The financial statements reflect Valero’s historical cost basis in the Business. The financial statements include allocations and estimates of general and administrative costs of Valero that are attributable to the operations of the Business. During the periods reflected in these financial statements, the Business sold its refined products to and purchased its crude oil and other feedstocks from affiliates of Valero. Sales of refined products from the Business to Valero were recorded at intercompany transfer prices that are market prices adjusted by quality, location and other differentials on the date of the sale. Purchases of feedstock by the Business from Valero were recorded at the cost paid to third parties by Valero. Management believes that the assumptions, estimates and allocations used to prepare these financial statements are reasonable. However, the amounts reflected in these financial statements may not necessarily be indicative of the revenues, costs and expenses that would have resulted if the Business had been operated as a separate entity.
Use of Estimates
The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.
3. NEW ACCOUNTING PRONOUNCEMENTS
FASB Statement No. 157
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, “Fair Value Measurements.” Statement No. 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measures, but does not require any new fair value measurements. Statement No. 157 is effective for fiscal years beginning after November 15, 2007. The provisions of Statement No. 157 are to be applied on a prospective basis, with the exception of certain financial instruments for which retrospective application is required. FASB Staff Position No. FAS 157-2 (FSP 157-2), issued in February 2008, delayed the effective date of Statement No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until

KROTZ SPRINGS REFINING BUSINESS
CONDENSED NOTES TO FINANCIAL STATEMENTS
(in thousands except as noted)
(Unaudited)
fiscal years beginning after November 15, 2008. The Business adopted Statement No. 157 effective January 1, 2008, with the exceptions allowed under FSP 157-2, the adoption of which has not affected its financial position or results of operations. The exceptions apply to the following: nonfinancial assets and nonfinancial liabilities measured at fair value in a business combination; impaired property, plant and equipment; goodwill; and the initial recognition of the fair value of asset retirement obligations and restructuring costs. The Business does not expect any significant impact to its financial statements when Statement No. 157 is implemented for these assets and liabilities.
FASB Statement No. 159
In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115.” Statement No. 159 permits entities to choose to measure at fair value many financial instruments and certain other items that are not currently required to be measured at fair value. Statement No. 159 is effective for fiscal years beginning after November 15, 2007. The Business has not elected to apply the provisions of Statement No. 159 to any of its financial instruments; therefore, the adoption of Statement No. 159 effective January 1, 2008 has not affected its financial position or results of operations.
4. INVENTORIES
Inventories consisted of the following (in thousands):

	March 31,	December 31,
	2008	2007
Refinery feedstocks	$7,168	$14,711
Refined products and blendstocks	8,618	31,959
Materials and supplies	1,964	2,081

Inventories	$17,750	$48,751

Refinery feedstock and refined product and blendstock inventory volumes totaled 1.2 million barrels and 1.4 million barrels as of March 31, 2008 and December 31, 2007, respectively. LIFO reserves increased $17.7 million and $7.8 million in the three month periods ended March 31, 2008 and March 31, 2007, respectively, with a resulting charge to cost of sales.
As of March 31, 2008 and December 31, 2007, the replacement cost (market value) of LIFO inventories exceeded their LIFO carrying amounts by approximately $110.8 million and $111.6 million, respectively.
5. STATEMENTS OF CASH FLOWS
In order to determine net cash provided by operating activities, net income (loss) is adjusted by, among other things, changes in current assets and current liabilities as follows (in thousands):

	Three Months Ended March 31,
	2008	2007
Decrease (increase) in current assets:
Accounts receivable	$(96)	$86
Inventories	31,001	12,050
Prepaid expenses	—	11
Increase (decrease) in current liabilities:
Accounts payable	759	1,637
Accrued expenses	(306)	(456)
Taxes other than income taxes	520	358
Income taxes payable	—	567

Changes in current assets and current liabilities	$31,878	$14,253

The above changes in current assets and current liabilities may differ from changes between amounts reflected in the applicable balance sheets for the respective periods because the amounts shown above exclude changes in cash and deferred income taxes, and accrued capital investments are not reflected in investing activities in the statements of cash flows until payment for such expenditures is made.

KROTZ SPRINGS REFINING BUSINESS
CONDENSED NOTES TO FINANCIAL STATEMENTS
(in thousands except as noted)
(Unaudited)
Cash flows related to interest and income taxes were as follows (in thousands):

	Three Months Ended March 31,
	2008	2007
Income taxes paid, net of tax refunds received	$—	$5,807
Interest paid (net of amount capitalized)	—	—
6. RELATED-PARTY TRANSACTIONS
Related-party transactions of the Business include operating revenues received by the Business from its sales of refined products to Valero, the purchase of feedstocks by the Business from Valero, and the allocation of insurance and security costs and certain general and administrative costs from Valero to the Business.
The following table summarizes the related-party transactions of the Business (in thousands):

	Three Months Ended March 31,
	2008	2007
Revenues	$632,022	$481,759
Cost of sales	625,655	444,500
Operating expenses	352	385
General and administrative expenses	905	1,209
7. COMMITMENTS AND CONTINGENCIES
Litigation Matters
The Business is a party to claims and legal proceedings arising in the ordinary course of business. Management believes that there is only a remote likelihood that future costs related to known contingent liabilities related to these legal proceedings would have a material adverse impact on the Business’ results of operations or financial position.
8. ALON ACQUISITION
Effective July 1, 2008, Valero sold the Business to Alon Refining Krotz Springs, Inc. (Alon), a subsidiary of Alon USA Energy, Inc., for $333,000, plus $143,000 representing a preliminary working capital settlement related to the sale of certain of the hydrocarbons inventory associated with the Business’ operations. The working capital settlement is expected to be finalized within 90 days after the effective date of the sale. In addition to the cash consideration, the sales agreement also provides for contingent consideration in the form of a three-year earn-out agreement based on certain product margins.
In connection with the sale, Valero entered into the following agreements with Alon:
•	an agreement to supply crude oil and other feedstocks to the Krotz Springs Refinery through September 30, 2008, unless terminated earlier by Alon;

•	an offtake agreement under which Valero will (i) purchase all refined products from the Krotz Springs Refinery for three months after the effective date of the sale, (ii) purchase certain products for an additional one to five years after the effective date of the sale, and (iii) provide certain refined products to Alon that are not produced at the Krotz Springs Refinery for an initial term of 15 months and thereafter until terminated by either party; and

•	a transition services agreement under which Valero agreed to provide certain accounting and administrative services to Alon, with the services terminating by June 30, 2009.